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                                                                    EX-23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
of Mellon Bank Corporation:

We consent to the use of our report incorporated herein by reference and to the refereence to our firm under the heading "Experts" in the Prospectus.

KPMG Peat Marwick

Pittsburgh, Pennsylvania
August 9, 1994